EXHIBIT 10.1

DEFERRAL AGREEMENT (MSNs 19002 and 19003)

THIS DEFERRAL AGREEMENT (MSNs 19002 and 19003) is dated as of June 23, 2020 (this “Agreement”) among ACY SN 19002 LIMITED (the “19002 Borrower”), ACY SN 19003 LIMITED (the “19003 Borrower”) and ACY E-175 LLC (the “E175 Borrower” and, together with the 19002 Borrower and the 19003 Borrower, each individually, a “Borrower” and, collectively, the “Borrowers”), each of the participants that is a signatory hereto identified under the caption “PARTICIPANTS” on the signature pages hereto (individually, a “Participant” and, collectively, the “Participants”), NORDDEUTSCHE LANDESBANK GIROZENTRALE, as swap counterparty (the “Swap Counterparty”), NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as agent (the “Agent”) and WILMINGTON TRUST COMPANY, as security trustee (the “Security Trustee”).

WHEREAS, the Borrowers, the Participants, the Swap Counterparty, the Agent and the Security Trustee have entered into that certain Credit Agreement dated as of February 7, 2019 (as amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers, the other mortgagors from time to time party thereto, and the Security Trustee have entered into that certain Security Agreement dated as of February 7, 2019 (as amended, modified or supplemented from time to time, the “Security Agreement”); and

WHEREAS, the parties hereto desire to supplement the Credit Agreement and the Security Agreement in certain respects.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that notwithstanding any other provision in the Facility Agreements to the contrary:

Section 1. Definitions.

Except as otherwise defined in this Agreement, the capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement and the Security Agreement.

Section 2. Deferral.

(a) Notwithstanding anything to the contrary set forth in the Credit Agreement, the Security Agreement or the other Loan Operative Documents, in connection with each Loan with respect to an Air Nostrum Aircraft, the parties hereto agree that:

(i)           with retroactive effect to and as of the Payment Date in March 2020 (the “March Payment Date”), an amount equal to 100% of the installment of Original Amount for such Loan payable by the 19002 Borrower or the 19003 Borrower, as the case may be, on the March Payment Date (the “March Deferred Amount”) shall be capitalized and form part of the principal amount of such Loan, which March Deferred Amount (together with interest which shall accrue thereon at the Past Due Rate) shall be repaid in full by the 19002 Borrower or the 19003 Borrower, as the case may be, on or prior to September 24, 2020;

(ii)           an amount equal to 100% of the installment of Original Amount for such Loan payable by the 19002 Borrower or the 19003 Borrower, as the case may be, on the Payment Date in June 2020 (the “June Deferred Amount” and, together with the March Deferred Amount, the “Deferred Amounts”) shall be capitalized and form part of the principal amount of such Loan, which June Deferred Amount (together with interest which shall accrue thereon at the Past Due Rate) shall be repaid in full by the 19002 Borrower or the 19003 Borrower, as the case may be, on or prior to September 24, 2020; and

(iii)           an amount equal to 100% of the sum of (A) all accrued and unpaid interest on such Loan and (B) all Swap Obligations due to the Swap Counterparty under the Swap Agreement in respect of such Loan, in each case payable by the 19002 Borrower or the 19003 Borrower, as the case may be, on the Payment Date in June 2020 shall be paid to the Security Trustee for distribution to the Participants and the Swap Counterparty on a pro rata basis from amounts on deposit in the Collateral Account for such Loan;

provided that, except as explicitly waived or deferred in writing by the Participants and the Swap Counterparty, no other Event of Default has occurred and is continuing under the Credit Agreement during the period commencing on the March Payment Date and terminating on September 24, 2020 (the “Deferral Period”).

(b) Notwithstanding the foregoing, if an Event of Default occurs during the Deferral Period under the Credit Agreement, including as a result of the failure to make payments in accordance with Section 2(a), the deferral constituted by this Agreement shall immediately cease and the Agent may demand the full amounts due and payable in accordance with the Credit Agreement and the Security Agreement, including the then outstanding Deferred Amounts under the Credit Agreement, together with accrued interest thereon at the Past Due Rate from the Payment Date under the Credit Agreement upon which any such amount would otherwise have been payable but for this Agreement.

Section 3. Representations and Warranties. Each Borrower hereby represents to each other party hereto on the date hereof that the representations and warranties of such Borrower set forth in Section 4.1(a)-(g) of the Credit Agreement are true and correct in all material respects on and as of the date hereof, or, as to any such representation or warranty that refers to a specific date, as of such specific date.

Section 4. Governing Law; Miscellaneous.

(a) This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York, United States of America without reference to principles of conflicts of law other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law.

(b) This Agreement is a limited conditional agreement and shall not be construed as a course of dealing or waiver of any other previous, current or future obligation or covenant and shall not limit any person’s rights, powers or privileges under the Credit Agreement, the Security Agreement and the other Operative Documents, or preclude any exercise thereof or the exercise of any other right, power or privilege (all such rights, powers and privileges being hereby reserved).

(c) Except as supplemented by this Agreement, each party hereto agrees and acknowledges that each of the Credit Agreement and the Security Agreement shall continue and remain in full force and effect in all respects and each of the parties hereby confirms and ratifies its obligations under each of the Credit Agreement and the Security Agreement.

(d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e) The Borrowers agree that they shall be responsible for all costs and expenses incurred by the Lenders, the Agent and the Security Trustee in connection with this Agreement (including, without limitation, any reasonable fees and expenses of Vedder Price P.C., counsel to the Participants) pursuant to Section 7.11 of the Credit Agreement.

(f) By its signature below, each Participant and the Swap Counterparty hereby instructs the Agent and the Security Trustee to execute and deliver this Agreement.

(g) Each Party hereby confirms that this Agreement shall be a “ Loan Operative Document” for all purposes of the Credit Agreement and the other Loan Operative Documents.

[Signature pages follow.]

[Deferral Agreement (MSNs 19002 and 19003)]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto by their duly authorized officer or representative as of the date set forth above.

ACY SN 19002 LIMITED,as a Borrower By: /s/ Barry Norman Fredirick Mills Name: Barry Norman Fredirick Mills Title: Director
ACY SN 19003 Limited,as a Borrower By: /s/ Barry Norman Fredirick Mills Name: Barry Norman Fredirick Mills Title: Director
ACY E-175 LLC,as a Borrower By: AeroCentury Corp., its Manager By: /s/ Frank Pegueros Name: Frank Pegueros Title: SVP Operations

PARTICIPANTS

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as a Participant

By:      /s/ Claudia Ziemer
Name: Claudia Ziemer
Title:    Senior Director

By:       /s/ Andreas Trunk
Name:   Andreas Trunk
Title:     Senior Director

NORDDEUTSCHE LANDESBANK GIROZENTRALE, as Swap Counterparty

By:      /s/ Sascha Lotze
Name:  Dr.  Sascha Lotze
Title:    Senior Legal Counsel Authorized Signatory

By:        /s/ Carsten Meinecke
Name:   Carsten Meinecke
Title:      Senior Legal Counsel Authorized Signatory

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH, as Agent By: /s/ Claudia Ziemer Name: Claudia Ziemer Title: Senior Director By: /s/ Andreas Trunk Name: Andreas Trunk Title: Senior Director